Exhibit 99.1

FOR IMMEDIATE RELEASE
July 24, 2023

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES SECOND QUARTER 2023 FINANCIAL RESULTS

Bethesda, MD - July 24, 2023 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended June 30, 2023.

SECOND QUARTER 2023 FINANCIAL HIGHLIGHTS
•$0.32 comprehensive income per common share, comprised of:
◦$0.43 net income per common share
◦$(0.11) other comprehensive loss ("OCI") per common share on investments marked-to-market through OCI
•$0.67 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization benefit 1
◦Includes $0.01 per common share of dollar roll income associated with the Company's $10.0 billion average net long position in Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market
◦Excludes $0.02 per common share of estimated "catch-up" premium amortization benefit due to change in projected constant prepayment rate ("CPR") estimates
•$9.39 tangible net book value per common share as of June 30, 2023
◦Decreased $(0.02) per common share, or -0.2%, from $9.41 per common share as of March 31, 2023
•$0.36 dividends declared per common share for the second quarter
•3.6% economic return on tangible common equity for the quarter
◦Comprised of $0.36 dividends per common share and $(0.02) decrease in tangible net book value per common share

AGNC Investment Corp.
July 24, 2023

OTHER SECOND QUARTER HIGHLIGHTS
•$58.0 billion investment portfolio as of June 30, 2023, comprised of:
◦$46.7 billion Agency MBS
◦$10.2 billion net TBA mortgage position
◦$1.1 billion credit risk transfer ("CRT") and non-Agency securities
•7.2x tangible net book value "at risk" leverage as of June 30, 2023
◦7.2x average tangible net book value "at risk" leverage for the quarter
•Cash and unencumbered Agency MBS totaled $4.3 billion as of June 30, 2023
◦Excludes unencumbered CRT and non-Agency securities
◦Represents 58% of the Company's tangible equity as of June 30, 2023
•9.8% average projected portfolio life CPR as of June 30, 2023
◦6.6% actual portfolio CPR for the quarter
•3.26% annualized net interest spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization benefit
◦Excludes 7 bps of "catch-up" premium amortization benefit due to change in projected CPR estimates
•Capital markets activity
◦Issued 10.7 million common shares through At-the-Market ("ATM") Offerings at an average offering price of $9.86 per share, net of offering costs, or $106 million
___________
1.Represents a non-GAAP measure. Please refer to a reconciliation to the most comparable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"Market conditions in the second quarter provided further support of our favorable investment outlook for Agency MBS," said Peter Federico, the Company's President and Chief Executive Officer. "Over the last two years, the U.S. Treasury and Agency MBS markets have undergone a dramatic repricing as the Federal Reserve pivoted from an ultra-accommodative monetary policy in response to the pandemic's impact on the U.S. economy to its restrictive stance today to combat elevated inflation. We believe that this transition is largely complete and that we are at the forefront of one of the most constructive investment environments in our 15 year history, driven by historically attractive asset valuations, strong funding markets, and gradually improving hedging conditions as the Fed's tightening campaign concludes.
"AGNC provides investors the opportunity to access this fundamental fixed income asset class in a highly efficient way and to a portfolio that is fully marked-to-market. At current valuation levels, we believe our portfolio can generate robust risk-adjusted returns for stockholders on a go forward basis either through strong earnings if mortgage spreads remain at these levels or a combination of earnings and net book value appreciation to the extent that mortgage spreads tighten from these historically wide levels. Agency MBS also provide investors a compelling alternative to U.S Treasuries and investment grade corporate debt. While short term deviations from this promising path are possible, we remain confident in AGNC's long term prospects and are excited about the next phase of this investment cycle."
"In the second quarter, AGNC generated a 3.6% economic return on tangible common equity, comprised of $0.36 of dividends per common share and a modest $(0.02) decline in tangible net book value per common share," said Bernice Bell, the Company's Executive Vice President and

AGNC Investment Corp.
July 24, 2023

Chief Financial Officer. "AGNC's net spread and dollar roll income, excluding 'catch-up' premium amortization, remained strong at $0.67 per common share. Finally, in light of continuing rate volatility, AGNC maintained a conservative leverage level, disciplined risk management positioning, and ample liquidity throughout the quarter."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of June 30, 2023, the Company's tangible net book value per common share was $9.39 per share, a decrease of -0.2% for the quarter compared to $9.41 per share as of March 31, 2023. The Company's tangible net book value per common share excludes $526 million, or $0.87 and $0.89 per share, of goodwill as of June 30, 2023 and March 31, 2023, respectively.

INVESTMENT PORTFOLIO
As of June 30, 2023, the Company's investment portfolio totaled $58.0 billion, comprised of:
•$56.9 billion of Agency MBS and TBA securities, including:
◦$56.5 billion of fixed-rate securities, comprised of:
•$43.6 billion 30-year MBS,
•$9.8 billion 30-year TBA securities,
•$1.4 billion 15-year MBS,
•$0.4 billion 15-year TBA securities, and
•$1.3 billion 20-year MBS; and
◦$0.5 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities; and
•$1.1 billion of CRT and non-Agency securities.
As of June 30, 2023, 30-year and 15-year fixed-rate Agency MBS and TBA securities represented 92% and 3%, respectively, of the Company's investment portfolio, unchanged from March 31, 2023.
As of June 30, 2023, the Company's fixed-rate Agency MBS and TBA securities' weighted average coupon was 4.42%, compared to 4.24% as of March 31, 2023, comprised of the following weighted average coupons:
•4.50% for 30-year fixed-rate securities;
•3.59% for 15-year fixed rate securities; and
•2.50% for 20-year fixed-rate securities.
The Company accounts for TBA securities and other forward settling securities as derivative instruments and recognizes TBA dollar roll income in other gain (loss), net on the Company's financial statements. As of June 30, 2023, such positions had a fair value of $10.2 billion and a GAAP net carrying value of $(92) million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to $10.4 billion and $10 million, respectively, as of March 31, 2023.

AGNC Investment Corp.
July 24, 2023

CONSTANT PREPAYMENT RATES
The Company's weighted average projected CPR for the remaining life of its Agency securities held as of June 30, 2023 decreased to 9.8% from 10.0% as of March 31, 2023. The Company's weighted average CPR for the second quarter was 6.6%, compared to 5.2% for the prior quarter.
The weighted average cost basis of the Company's investment portfolio was 102.8% of par value as of June 30, 2023. The Company's investment portfolio generated net premium amortization cost of $(45) million, or $(0.08) per common share, for the second quarter, which includes a "catch-up" premium amortization benefit of $11 million, or $0.02 per common share, due to a decrease in the Company's CPR projections for certain securities acquired prior to the second quarter. This compares to net premium amortization cost for the prior quarter of $(120) million, or $(0.21) per common share, including a "catch-up" premium amortization cost of $(69) million, or $(0.12) per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the TBA position, was 3.72% for the second quarter, compared to 2.93% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 3.63% for the second quarter, compared to 3.51% for the prior quarter. Including the TBA position and excluding "catch-up" premium amortization, the Company's average asset yield for the second quarter was 3.89%, compared to 3.90% for the prior quarter.
For the second quarter, the weighted average interest rate on the Company's repurchase agreements was 5.01%, compared to 4.51% for the prior quarter. For the second quarter, the Company’s TBA position had an implied financing cost of 4.89%, compared to 4.53% for the prior quarter. Inclusive of interest rate swaps, the Company's combined weighted average cost of funds for the second quarter was 0.63%, compared to 1.02% for the prior quarter.
The Company's annualized net interest spread, including the TBA position and interest rate swaps and excluding "catch-up" premium amortization, for the second quarter was 3.26%, compared to 2.88% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the second quarter of $0.67 per common share, excluding $0.02 per common share of "catch-up" premium amortization benefit, compared to $0.70 per common share for the prior quarter, excluding $(0.12) per common share of "catch-up" premium amortization cost.
A reconciliation of the Company's total comprehensive income (loss) to net spread and dollar roll income, excluding "catch-up" premium amortization, and additional information regarding the Company's use of non-GAAP measures are included later in this release.

AGNC Investment Corp.
July 24, 2023

LEVERAGE
As of June 30, 2023, $40.9 billion of repurchase agreements, $10.3 billion of net TBA dollar roll positions (at cost) and $0.1 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $1.2 billion, of the Company's repurchase agreements was used to fund purchases of U.S. Treasury securities ("U.S. Treasury repo") and is not included in the Company's leverage measurements. Inclusive of its TBA position and net payable/(receivable) for unsettled investment securities, the Company's tangible net book value "at risk" leverage ratio was 7.2x as of June 30, 2023, unchanged from March 31, 2023. The Company's average "at risk" leverage for the second quarter was 7.2x tangible net book value, compared to 7.7x for the prior quarter.
As of June 30, 2023, the Company's repurchase agreements used to fund its investment portfolio ("Agency repo") had a weighted average interest rate of 5.23%, compared to 4.81% as of March 31, 2023, and a weighted average remaining maturity of 15 days, compared to 18 days as of March 31, 2023. As of June 30, 2023, $19.7 billion, or 48%, of the Company's Agency repo agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC.
As of June 30, 2023, the Company's Agency repo agreements had remaining maturities of:
•$40.7 billion of three months or less and
•$0.2 billion from six to twelve months.

HEDGING ACTIVITIES
As of June 30, 2023, interest rate swaps, swaptions, U.S. Treasury positions and other interest rate hedges equaled 119% of the Company's outstanding balance of Agency repo agreements, TBA position and other debt, compared to 114% as of March 31, 2023.
As of June 30, 2023, the Company's net interest rate swap position totaled $47.7 billion in notional amount, compared to $48.9 billion as of March 31, 2023. As of June 30, 2023, the Company's interest rate swap portfolio had an average fixed pay rate of 0.55%, an average receive rate of 5.08% and an average maturity of 3.1 years, compared to 0.47%, 4.86% and 3.3 years, respectively, as of March 31, 2023. As of June 30, 2023, 81% and 19% of the Company's interest rate swap portfolio were linked to the Secured Overnight Financing Rate ("SOFR") and Overnight Index Swap Rate ("OIS"), respectively.
As of June 30, 2023, the Company had payer swaptions totaling $1.6 billion, a two-year swap equivalent long SOFR futures position of $1.3 billion and a net short U.S. Treasury position of $13.2 billion outstanding, compared to $1.6 billion, $0.3 billion and $9.2 billion, respectively, as of March 31, 2023.

OTHER GAIN (LOSS), NET
For the second quarter, the Company recorded a net gain of $378 million in other gain (loss), net, or $0.63 per common share, compared to a net loss of $(31) million, or $(0.05) per common share, for the prior quarter. Other gain (loss), net for the second quarter was comprised of:
•$(255) million of net realized losses on sales of investment securities;

AGNC Investment Corp.
July 24, 2023

•$(363) million of net unrealized losses on investment securities measured at fair value through net income;
•$567 million of interest rate swap periodic income;
•$290 million of net gains on interest rate swaps;
•$26 million of net gains on interest rate swaptions;
•$(16) million of net losses on SOFR futures;
•$316 million of net gains on U.S. Treasury positions;
•$6 million of TBA dollar roll income;
•$(142) million of net mark-to-market losses on TBA securities;
•$(35) million of other interest income (expense), net; and
•$(16) million of other miscellaneous losses.

OTHER COMPREHENSIVE LOSS
During the second quarter, the Company recorded other comprehensive loss of $(65) million, or $(0.11) per common share, consisting of net unrealized losses on the Company's Agency securities recognized through OCI, compared to $142 million, or $0.25 per common share, of other comprehensive income for the prior quarter.
COMMON STOCK DIVIDENDS
During the second quarter, the Company declared dividends of $0.12 per share to common stockholders of record as of April 28, May 31, and June 30, 2023, totaling $0.36 per share for the quarter. Since its May 2008 initial public offering through the second quarter of 2023, the Company has declared a total of $12.4 billion in common stock dividends, or $46.48 per common share.
FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income; economic interest expense; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
July 24, 2023

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $41,185, $41,852, $35,800, $37,886 and $40,107, respectively)	$46,572	$44,925	$39,346	$41,740	$43,459
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	131	140	144	149	167
Credit risk transfer securities, at fair value (including pledged securities of $664, $747, $703, $815 and $629, respectively)	711	769	757	860	894
Non-Agency securities, at fair value, and other mortgage credit investments (including pledged securities of $283, $457, $605, $775 and $643, respectively)	353	530	682	869	881
U.S. Treasury securities, at fair value (including pledged securities of $1,523, $6,481, $353, $1,213 and $1,882, respectively)	1,523	6,642	353	1,213	1,882
Cash and cash equivalents	716	975	1,018	976	906
Restricted cash	907	1,864	1,316	2,186	1,333
Derivative assets, at fair value	234	229	617	851	536
Receivable for investment securities sold (including pledged securities of $445, $339, $119, $1,163 and $1,907, respectively)	148	346	120	1,169	2,006
Receivable under reverse repurchase agreements	7,990	8,929	6,622	7,577	8,438
Goodwill	526	526	526	526	526
Other assets	707	236	247	408	212
Total assets	$60,518	$66,111	$51,748	$58,524	$61,240
Liabilities:
Repurchase agreements	$42,029	$48,384	$36,262	$40,306	$43,153
Debt of consolidated variable interest entities, at fair value	87	92	95	98	107
Payable for investment securities purchased	1,901	—	302	1,279	547
Derivative liabilities, at fair value	117	326	99	1,221	237
Dividends payable	103	101	100	92	88
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	7,970	8,869	6,534	7,469	8,265
Accounts payable and other liabilities	433	547	486	837	803
Total liabilities	52,640	58,319	43,878	51,302	53,200
Stockholders' equity:
Preferred Stock - aggregate liquidation preference of $1,688, $1,688, $1,688, $1,688 and $1,538, respectively	1,634	1,634	1,634	1,634	1,489
Common stock - $0.01 par value; 603.3, 592.5, 574.6, 551.3 and 522.7 shares issued and outstanding, respectively	6	6	6	6	5
Additional paid-in capital	14,466	14,356	14,186	13,999	13,707
Retained deficit	(7,633)	(7,674)	(7,284)	(7,610)	(6,726)
Accumulated other comprehensive loss	(595)	(530)	(672)	(807)	(435)
Total stockholders' equity	7,878	7,792	7,870	7,222	8,040
Total liabilities and stockholders' equity	$60,518	$66,111	$51,748	$58,524	$61,240

Tangible net book value per common share [1]	$9.39	$9.41	$9.84	$9.08	$11.43

AGNC Investment Corp.
July 24, 2023

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Interest income:
Interest income	$457	$351	$347	$373	$395
Interest expense	526	449	322	196	80
Net interest income	(69)	(98)	25	177	315
Other gain (loss), net:
Realized loss on sale of investment securities, net	(255)	(81)	(1,068)	(560)	(946)
Unrealized (loss) gain on investment securities measured at fair value through net income, net	(363)	594	1,462	(1,738)	(987)
Gain (loss) on derivative instruments and other investments, net	996	(544)	156	1,474	1,204
Total other gain (loss), net	378	(31)	550	(824)	(729)
Expenses:
Compensation and benefits	14	14	5	11	12
Other operating expense	9	8	9	8	8
Total operating expense	23	22	14	19	20
Net income (loss)	286	(151)	561	(666)	(434)
Dividend on preferred stock	31	30	29	26	25
Net income (loss) available (attributable) to common stockholders	$255	$(181)	$532	$(692)	$(459)

Net income (loss)	$286	$(151)	$561	$(666)	$(434)
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	(65)	142	135	(372)	(245)
Comprehensive income (loss)	221	(9)	696	(1,038)	(679)
Dividend on preferred stock	31	30	29	26	25
Comprehensive income (loss) available (attributable) to common stockholders	$190	$(39)	$667	$(1,064)	$(704)

Weighted average number of common shares outstanding - basic	598.8	579.3	568.4	528.7	526.2
Weighted average number of common shares outstanding - diluted	599.7	579.3	569.5	528.7	526.2
Net income (loss) per common share - basic	$0.43	$(0.31)	$0.94	$(1.31)	$(0.87)
Net income (loss) per common share - diluted	$0.43	$(0.31)	$0.93	$(1.31)	$(0.87)
Comprehensive income (loss) per common share - basic	$0.32	$(0.07)	$1.17	$(2.01)	$(1.34)
Comprehensive income (loss) per common share - diluted	$0.32	$(0.07)	$1.17	$(2.01)	$(1.34)
Dividends declared per common share	$0.36	$0.36	$0.36	$0.36	$0.36

AGNC Investment Corp.
July 24, 2023

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP COMPREHENSIVE INCOME (LOSS) TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Comprehensive income (loss) available (attributable) to common stockholders	$190	$(39)	$667	$(1,064)	$(704)
Adjustments to exclude realized and unrealized (gains) losses reported through net income:
Realized loss on sale of investment securities, net	255	81	1,068	560	946
Unrealized (gain) loss on investment securities measured at fair value through net income, net	363	(594)	(1,462)	1,738	987
(Gain) loss on derivative instruments and other securities, net	(996)	544	(156)	(1,474)	(1,204)
Adjustment to exclude unrealized (gain) loss reported through other comprehensive income:
Unrealized (gain) loss on available-for-sale securities measure at fair value through other comprehensive income, net	65	(142)	(135)	372	245
Other adjustments:
TBA dollar roll income [3,4]	6	18	65	119	182
Interest rate swap periodic income (cost) [3,8]	567	504	401	236	56
Other interest income (expense), net [3,22]	(35)	(33)	(33)	(25)	(7)
Net spread and dollar roll income available to common stockholders	415	339	415	462	501
Estimated "catch up" premium amortization cost (benefit) due to change in CPR forecast [11]	(11)	69	5	(18)	(66)
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$404	$408	$420	$444	$435

Weighted average number of common shares outstanding - basic	598.8	579.3	568.4	528.7	526.2
Weighted average number of common shares outstanding - diluted	599.7	580.5	569.5	529.8	527.1
Net spread and dollar roll income per common share - basic	$0.69	$0.59	$0.73	$0.87	$0.95
Net spread and dollar roll income per common share - diluted	$0.69	$0.58	$0.73	$0.87	$0.95
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.67	$0.70	$0.74	$0.84	$0.83
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.67	$0.70	$0.74	$0.84	$0.83

AGNC Investment Corp.
July 24, 2023

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [12]	$457	$351	$347	$373	$395
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	(11)	69	5	(18)	(66)
TBA dollar roll income - implied interest income [3,6]	129	220	230	213	180
Economic interest income, excluding "catch-up" premium amortization	575	640	582	568	509
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(526)	(449)	(322)	(196)	(80)
TBA dollar roll income - implied interest (expense) benefit [3,5]	(123)	(202)	(165)	(94)	2
Interest rate swap periodic income, net [3,8]	567	504	401	236	56
Economic interest expense	(82)	(147)	(86)	(54)	(22)
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$493	$493	$496	$514	$487

Net interest spread, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	3.72%	2.93%	3.14%	3.09%	3.09%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	(0.09)%	0.58%	0.03%	(0.15)%	(0.51)%
Investment securities average asset yield, excluding "catch-up" premium amortization	3.63%	3.51%	3.17%	2.94%	2.58%
TBA securities - average implied asset yield [6]	5.18%	4.93%	4.86%	4.18%	3.66%
Average asset yield, excluding "catch-up" premium amortization [7]	3.89%	3.90%	3.68%	3.31%	2.88%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	5.01%	4.51%	3.55%	1.89%	0.74%
TBA securities - average implied funding cost (benefit) [5]	4.89%	4.53%	3.41%	1.80%	(0.04)%
Average cost of funds, before interest rate swap periodic cost (income), net [7]	4.98%	4.52%	3.50%	1.86%	0.49%
Interest rate swap periodic income, net [10]	(4.35)%	(3.50)%	(2.89)%	(1.52)%	(0.35)%
Average total cost of funds [9]	0.63%	1.02%	0.61%	0.34%	0.14%
Average net interest spread, excluding "catch-up" premium amortization	3.26%	2.88%	3.07%	2.97%	2.74%

AGNC Investment Corp.
July 24, 2023

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Investment securities: [12]
Fixed-rate Agency MBS, at fair value - as of period end	$46,250	$44,754	$39,169	$41,578	$43,382
Other Agency MBS, at fair value - as of period end	$453	$311	$321	$311	$244
Credit risk transfer securities, at fair value - as of period end	$711	$769	$757	$860	$894
Non-Agency MBS, at fair value - as of period end [21]	$325	$505	$657	$843	$881
Total investment securities, at fair value - as of period end	$47,739	$46,339	$40,904	$43,592	$45,401
Total investment securities, at cost - as of period end	$51,406	$49,575	$44,880	$49,162	$48,862
Total investment securities, at par - as of period end	$50,030	$48,123	$43,403	$47,646	$47,347
Average investment securities, at cost	$49,119	$47,846	$44,351	$48,362	$51,089
Average investment securities, at par	$47,711	$46,374	$42,978	$46,863	$49,453
TBA securities: [20]
Net TBA portfolio - as of period end, at fair value	$10,228	$10,395	$18,574	$17,902	$15,893
Net TBA portfolio - as of period end, at cost	$10,320	$10,385	$18,407	$19,116	$16,001
Net TBA portfolio - as of period end, carrying value	$(92)	$10	$167	$(1,214)	$(108)
Average net TBA portfolio, at cost	$9,985	$17,851	$18,988	$20,331	$19,653
Average repurchase agreements and other debt [13]	$41,546	$39,824	$35,486	$40,530	$42,997
Average stockholders' equity [14]	$7,712	$8,053	$7,481	$8,040	$8,525
Tangible net book value per common share [1]	$9.39	$9.41	$9.84	$9.08	$11.43
Tangible net book value "at risk" leverage - average [15]	7.2:1	7.7:1	7.8:1	8.1:1	7.8:1
Tangible net book value "at risk" leverage - as of period end [16]	7.2:1	7.2:1	7.4:1	8.7:1	7.4:1

Key Performance Statistics:
Investment securities: [12]
Average coupon	4.21%	4.06%	3.74%	3.49%	3.19%
Average asset yield	3.72%	2.93%	3.14%	3.09%	3.09%
Average asset yield, excluding "catch-up" premium amortization	3.63%	3.51%	3.17%	2.94%	2.58%
Average coupon - as of period end	4.33%	4.15%	3.94%	3.63%	3.35%
Average asset yield - as of period end	3.78%	3.55%	3.37%	3.14%	2.85%
Average actual CPR for securities held during the period	6.6%	5.2%	6.8%	9.2%	12.4%
Average forecasted CPR - as of period end	9.8%	10.0%	7.4%	7.0%	7.2%
Total premium amortization (cost) benefit, net	$(45)	$(120)	$(55)	$(36)	$—
TBA securities:
Average coupon - as of period end [17]	5.25%	5.06%	4.84%	4.30%	4.35%
Average implied asset yield [6]	5.18%	4.93%	4.86%	4.18%	3.66%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [7]	3.89%	3.90%	3.68%	3.31%	2.88%
Cost of funds:
Repurchase agreements - average funding cost	5.01%	4.51%	3.55%	1.89%	0.74%
TBA securities - average implied funding cost (benefit) [5]	4.89%	4.53%	3.41%	1.80%	(0.04)%
Interest rate swaps - average periodic (income) expense, net [10]	(4.35)%	(3.50)%	(2.89)%	(1.52)%	(0.35)%
Average total cost (benefit) of funds, inclusive of TBAs and interest rate swap periodic (income) expense, net [7,9]	0.63%	1.02%	0.61%	0.34%	0.14%
Repurchase agreements - average funding cost as of period end	5.23%	4.81%	4.31%	2.85%	1.25%
Interest rate swaps - average net pay/(receive) rate as of period end [18]	(4.53)%	(4.39)%	(3.94)%	(2.79)%	(1.23)%
Net interest spread:
Combined investment and TBA securities average net interest spread	3.34%	2.46%	3.03%	3.07%	3.11%
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	3.26%	2.88%	3.07%	2.97%	2.74%
Expenses % of average stockholders' equity - annualized	1.19%	1.09%	0.75%	0.95%	0.94%
Economic return (loss) on tangible common equity - unannualized [19]	3.6%	(0.7)%	12.3%	(17.4)%	(10.1)%

AGNC Investment Corp.
July 24, 2023

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.
2.Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.
3.Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.
4.Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement. Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.
5.The implied funding cost/benefit of TBA dollar roll transactions is determined using the "price drop" (Note 4) and market-based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR. The average implied funding cost/benefit for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.
6.The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 5) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 4) by the average net TBA balance (cost basis) outstanding for the period.
7.Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.
8.Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees, mark-to-market adjustments and price alignment interest income (expense) on margin deposits.
9.Cost of funds excludes other supplemental hedges used to hedge a portion of the Company's interest rate risk (such as swaptions, SOFR futures, and U.S. Treasury positions) and U.S. Treasury repurchase agreements.
10.Represents interest rate swap periodic cost measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and net TBA securities (at cost)).
11."Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations.
12.Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA and forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations.
13.Average repurchase agreements and other debt excludes U.S. Treasury repurchase agreements.
14.Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.
15.Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt, and TBA and forward settling securities (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
16.Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under repurchase agreements, other debt, net TBA position and forward settling securities (at cost), and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
17.Average TBA coupon is for the long TBA position only.
18.Includes forward starting swaps not yet in effect as of reported period-end.
19.Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.
20.Includes TBA dollar roll position and, if applicable, forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations. Amount is net of short TBA securities.
21.Non-Agency MBS, at fair value, excludes $28 million, $25 million, $25 million and $26 million of other mortgage credit investments held as of June 30 and March 31, 2023 and December 31 and September 30, 2022, respectively.
22.Other interest income (expense), net includes interest income on cash and cash equivalents, price alignment interest income (expense) on margin deposits, and other miscellaneous interest income (expense).

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on July 25, 2023 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call

AGNC Investment Corp.
July 24, 2023

by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q2 2023 Earnings Presentation link to download the presentation in advance of the stockholder call.
An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on July 25, 2023. In addition, there will be a phone recording available one hour after the call on July 25, 2023 through August 1, 2023. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 9842963.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements or from our historic performance due to a variety of important factors, including, without limitation, changes in monetary policy and other factors that affect interest rates, MBS spreads to benchmark interest rates, the forward yield curve, or prepayment rates; the availability and terms of financing; changes in the market value of the Company's assets; general economic or geopolitical conditions; liquidity and other conditions in the market for Agency securities and other financial markets; and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income"; "net spread and dollar roll income, excluding 'catch-up' premium amortization"; "economic interest income" and "economic interest expense"; and the

AGNC Investment Corp.
July 24, 2023

related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."
Net spread and dollar roll income available to common stockholders is measured as comprehensive income (loss) available (attributable) to common stockholders (GAAP measure) adjusted to: (i) exclude gains/losses on investment securities recognized through net income or other comprehensive income and gains/losses on derivative instruments and other securities (GAAP measures) and (ii) include interest rate swap periodic income/cost, TBA dollar roll income and other miscellaneous interest income/expense. As defined, net spread and dollar roll income available to common stockholders represents net interest income (GAAP measure) adjusted to include TBA dollar roll income, interest rate swap periodic income/cost and other miscellaneous interest income/expense, less total operating expense (GAAP measure) and dividends on preferred stock (GAAP measure). Net spread and dollar roll income, excluding 'catch-up' premium amortization, available to common stockholders further excludes retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements but are recognized under GAAP in gain/loss on derivative instruments in the Company’s statement of operations. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in gain/loss on derivative instruments, is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. In the case of net spread and dollar roll income, excluding "catch-up" premium amortization, the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such "catch-up" cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies.
A reconciliation of GAAP comprehensive income (loss) to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" is included in this release.